UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2022

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 1, 2022, SuRo Capital Corp. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as described below.

1.	A proposal to re-elect two members to the board of directors of the Company, Ronald M. Lott and Marc Mazur, each of whom will serve for a term of three years expiring at the 2025 annual meeting of stockholders or until his successor is duly elected and qualified, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ronald M. Lott	6,191,768	2,689,199	10,761,978
Marc Mazur	6,471,203	2,409,764	10,761,978

2.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain	Broker Non-Votes
6,047,054	2,539,093	294,820	10,761,978

3.	A proposal to ratify the selection of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain
18,982,405	302,871	357,669

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2022	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green
Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary